UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 28, 2018

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26215 N. Riverwoods Blvd. Suite 500 Mettawa, Illinois	60045-4811
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 1.01-  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Merger

On June 28, 2018, Brunswick Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Whitecap Company Merger Sub, LLC, Power Products Holdings, LLC (hereinafter “Power Products”), Power Products Industries, LLC, Genstar Capital Management LLC and the other parties thereto, pursuant to which the Company will acquire the Global Marine Business of Power Products for $910 million in cash, on a cash-free, debt-free basis, subject to customary post-closing adjustments (the “Acquisition”). Prior to the closing of the Acquisition, Power Products will conduct a reorganization such that the Company will not acquire businesses of Power Products other than the Global Marine Business.

Each party’s obligation to consummate the Acquisition is conditioned upon receipt of required regulatory approvals, including the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and obtaining any clearance, consent, approval or waiver required under the antitrust laws of the Federal Republic of Germany, and other customary closing conditions. The Merger Agreement also contains certain termination rights, including the right of either the Company or Power Products to terminate the Merger Agreement if the closing has not occurred on or before November 30, 2018. The Merger Agreement further contains customary representations, warranties and covenants, including certain customary interim operating restrictions on the conduct of Power Products during the period from the execution of the Merger Agreement to the closing of the Acquisition.

The representations and warranties of the Company and Power Products contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement.  In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to the Company in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, (e) have been included in the Merger Agreement for the purpose of allocating risk between the Company and Power Products rather than establishing matters as facts and (f) will not survive consummation of the Acquisition. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or Power Products or their respective subsidiaries or businesses.  Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Power Products or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Commitment Letter

On June 28, 2018, the Company also entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (the “Committed Party”). Pursuant to the Commitment Letter, the Committed Party has committed to provide the Company with a $1,100,000,000 senior unsecured bridge facility consisting of (i) a $300,000,000 tranche A bridge facility (the “Tranche A Bridge Facility”) and (ii) a $800,000,000 tranche B bridge facility (the “Tranche B Bridge Facility” and, together with the Tranche A Bridge Facility, the “Bridge Facilities”), in each case subject to the terms and conditions set forth in the Commitment Letter. The Tranche B Bridge Facility, together with cash on hand, will be available to the Company to finance the transactions contemplated by the Merger Agreement upon the closing thereof, to repay Power Products’ existing indebtedness and to pay fees and expenses incurred in connection with the foregoing. The Tranche A Bridge Facility will be available to the Company to refinance all outstanding loans under the Company’s existing revolving credit facility (the “Revolving Credit Facility”) in the event that the Company is unable to obtain an amendment, consent or waiver to the Revolving Credit Facility to permit the incurrence of the Tranche B Bridge Facility and any term loans funded as part of the related permanent financing (the “Revolving Credit Facility Amendment”), and, to the extent of any remaining proceeds, for general corporate purposes of the Company and its subsidiaries.

The Commitment Letter provides that the commitments under the Tranche B Bridge Facility will be automatically reduced on a dollar-for-dollar basis by, among other things, the net cash proceeds of certain offerings of debt and certain term loan facilities. In addition, the Commitment Letter provides that the commitments under the Tranche A Bridge Facility will automatically terminate upon the requisite lenders under the Revolving Credit Facility consenting to the Revolving Credit Facility Amendment. Any loans funded under the Bridge Facilities will mature on the date that is 364 days after the initial funding of such loans. The Bridge Facilities are subject to the negotiation of mutually acceptable credit or loan agreements and other mutually acceptable definitive documentation, which will include certain representations and warranties, affirmative and negative covenants, financial covenants and events of default that are customarily required for similar financings. Additionally, the Committed Party’s obligation to provide the financing is subject to the satisfaction of specified conditions and the accuracy of specified representations.

Permanent financing for the Acquisition is expected to include a mix of senior unsecured notes, unsecured term loans and cash on hand.

The foregoing description of the Commitment Letter is not complete and is qualified in its entirety by the terms of the Commitment Letter.

The definitive documentation governing the Bridge Facilities has not been finalized and accordingly the actual terms may differ from the description of such terms in the foregoing summary of the Commitment Letter.

ITEM 8.01– OTHER EVENTS

On June 29, 2018, the Company issued a press release (the “Press Release”), announcing the execution of the Merger Agreement.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this report are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “expect,” “anticipate,” “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook” and similar expressions are intended to identify forward-looking statements. Such statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this report. These risks include, but are not limited to: adverse general economic conditions, including reductions in consumer discretionary spending; negative currency trends; our ability to implement our strategic plan and growth initiatives; adequate financing access for dealers and customers and our ability to access capital and credit markets; maintaining effective distribution; retaining our relationships with dealers, distributors and independent boat builders; credit and collections risks; retaining key customers; protecting our brands and intellectual property; absorbing fixed costs in production; managing expansion or consolidation of manufacturing facilities; meeting supply objectives; meeting pension funding obligations; managing our share repurchases; higher energy and fuel costs; competitive pricing pressures; developing new and innovative products at a competitive price, in legal compliance; maintaining product quality and service standards; outages or breaches of technology systems; competitor activity; product liability, warranty and other claims risks; increased costs of legal and regulatory compliance; having to record an impairment to the value of goodwill and other assets; international business risks; attracting and retaining key contributors; weather and catastrophic event risks; the timing and likelihood of completion of our proposed acquisition of the Global Marine Business of Power Products, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the possibility that the expected synergies and value creation from the proposed transaction will not be realized or will not be realized within the expected time period; the risk that the businesses of Brunswick and the Global Marine Business of Power Products will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; and the possibility that the proposed transaction does not close, including due to the failure to satisfy the closing conditions.

Additional risk factors are included in Brunswick’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018. Forward-looking statements speak only as of the date on which they are made and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this report or for changes by wire services or Internet service providers.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of June 28, 2018, by and among Brunswick Corporation, Whitecap Company Merger Sub, LLC, Power Products Holdings, LLC, Power Products Industries, LLC, Genstar Capital Management LLC and the other parties thereto.

99.1	Press Release, dated June 29, 2018.

*Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Date: July 3, 2018	By:	/s/ Christopher F. Dekker
Name: Christopher F. Dekker
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of June 28, 2018, by and among Brunswick Corporation, Whitecap Company Merger Sub, LLC, Power Products Holdings, LLC, Power Products Industries, LLC, Genstar Capital Management LLC and the other parties thereto.

99.1	Press Release, dated June 29, 2018.

*Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.